DEFINITIVE PROXY STATEMENT
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VIASAT, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6155 El Camino Real
Carlsbad, California 92009
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Dear Fellow Stockholder:
      The annual meeting of stockholders of ViaSat, Inc. will be held at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California on September 9, 2005 at 8:00 a.m. for the following purposes:

1. To elect three (3) directors for a three-year term to expire at the 2008 annual meeting of stockholders. Based upon the recommendation of ViaSat’s nominating and corporate governance committee, the present board of directors of ViaSat has nominated and recommends for election as directors the following persons:

•	Mark D. Dankberg

•	Michael B. Targoff

•	Harvey P. White

2. To consider and vote upon a proposal to amend ViaSat’s Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan by 500,000 shares.

3. To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.
      The board of directors has fixed the close of business on July 18, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the meeting.
      Accompanying this notice of annual meeting is a proxy. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.
      All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Mark D. Dankberg
Chairman of the Board
and Chief Executive Officer
Carlsbad, California
July 27, 2005
Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

6155 El Camino Real
Carlsbad, California 92009
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
       The board of directors of ViaSat, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on September 9, 2005 at 8:00 a.m. at the corporate offices of ViaSat, 6155 El Camino Real, Carlsbad, California.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this proxy statement?
      We sent you this proxy statement and the enclosed proxy card because ViaSat’s board of directors is soliciting your proxy to vote at the 2005 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
      We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about August 4, 2005 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned ViaSat common stock at the close of business on July 18, 2005 are entitled to vote at the annual meeting. On this record date, there were 26,971,186 shares of ViaSat common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2005 Annual Report, which includes our financial statements.
What am I voting on?
      Proposal 1: Election of Directors. The election of three (3) directors to serve a three-year term. Based upon the recommendation of ViaSat’s nominating and corporate governance committee, the present board of directors of ViaSat has nominated and recommends for election as directors the following persons:

•	Mark D. Dankberg

•	Michael B. Targoff

•	Harvey P. White
      Proposal 2: Amendment to Employee Stock Purchase Plan. To consider and vote upon a proposal to amend ViaSat’s Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan by 500,000 shares.
How many votes do I have?
      Each share of ViaSat common stock that you own as of the close of business on July 18, 2005 entitles you to one vote.
How do I vote by proxy?
      Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.
      If you properly complete your proxy card and send it to us in time to vote, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be voted as recommended by the board of directors.

      If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.
May I revoke my proxy?
      If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	You may send in another signed proxy with a later date,

•	You may notify ViaSat’s corporate secretary, Gregory D. Monahan, in writing before the annual meeting that you have revoked your proxy, or

•	You may notify ViaSat’s corporate secretary in writing before the annual meeting and vote in person at the meeting.
How do I vote in person?
      If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 18, 2005, the record date for voting.
Can I vote via the Internet or by telephone?
      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
What constitutes a quorum?
      The presence at the annual meeting, in person or by proxy, of a majority of our outstanding common stock, or approximately 13,485,594 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
      Proposal 1: Election of Directors. The three nominees for director that receive the most votes will be elected.
      Proposal 2: Amendment to Employee Stock Purchase Plan. The approval of the amendment to the Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.
      Voting results will be tabulated and certified by our transfer agent, Computershare Investor Services LLC.
What is the effect of abstentions and broker non-votes?
      Shares held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved the amendment to the Employee Stock Purchase Plan. However, because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes at the annual meeting.
      Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. As a result, broker non-votes will not be counted for purposes of determining whether our stockholders have approved the amendment to the Employee Stock Purchase Plan. In addition, because directors are elected by a plurality of votes cast, broker non-votes will not be counted in determining which nominees received the largest number of votes at the annual meeting.
What are the costs of soliciting these proxies?
      We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
How do I obtain an Annual Report on Form 10-K?
      If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended April 1, 2005 that we filed with the Securities and Exchange Commission (SEC), we will send you one without charge. Please write to:
Investor Relations
ViaSat, Inc.
6155 El Camino Real, Carlsbad, California 92009
or
ir@viasat.com

PROPOSAL 1:
ELECTION OF DIRECTORS
      Our board of directors is divided into three classes with one class of our directors standing for election each year, generally for a three-year term. You are requested to vote for three nominees for director, whose terms expire at this annual meeting and who will be elected for a new three-year term and until their successors are elected and qualified. The nominees are Mark D. Dankberg, Michael B. Targoff and Harvey P. White.
      If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Dankberg, Mr. Targoff and Mr. White or in the event that Mr. Dankberg, Mr. Targoff or Mr. White is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Mr. Dankberg, Mr. Targoff and Mr. White are members of our present board of directors.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three-Year Term Expiring at the
2008 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Mark D. Dankberg	50	Chairman and Chief Executive Officer
Michael B. Targoff	60	Director
Harvey P. White	71	Director
      MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of TrellisWare Technologies, Inc., a privately-held, majority-owned subsidiary of ViaSat that develops advanced signal processing technologies for communication applications. In addition, Mr. Dankberg is a director, Chairman of the Corporate Strategy Committee and a member of the Audit and Nominating and Corporate Governance Committee of REMEC, Inc., a publicly-held worldwide manufacturer of microwave components for defense, commercial communications and related applications. Prior to founding ViaSat, he was Assistant Vice President of M/ A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.
      MICHAEL B. TARGOFF has been a director of ViaSat since February 2003. Mr. Targoff is founder of Michael B. Targoff and Co., a company which seeks active or controlling investments in telecommunications and related industry early stage companies. From its formation in January 1996 through January 1998, Mr. Targoff was President and Chief Operating Officer of Loral Space & Communications Limited. Mr. Targoff had been Senior Vice President of Loral Corporation prior to the combination of Loral’s defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff is the Chairman of the Board of Communication & Power Industries (CPI); a director of Leap Wireless International, Inc., (Leap) a publicly-held wireless communication service provider; and Infocrossing, Inc., a publicly-held provider of information technology and business process outsourcing solutions. Mr. Targoff is Chairman of the audit committees of CPI and Leap. Mr. Targoff is also Chairman of the board of directors of three privately-held technology and telecommunications companies. Before joining Loral Corporation in 1981, Mr. Targoff was a Partner in the New York law firm of Willkie Farr & Gallagher LLP. Mr. Targoff holds a B.A. degree from Brown University and a J.D. degree from Columbia University School of Law, where he was a Hamilton Fisk Scholar and Editor of the Columbia Journal of Law and Social Problems.
      HARVEY P. WHITE has been a director of ViaSat since May 2005. Beginning June 2004, Mr. White served as Chairman of (SHW)2, a business development and consulting firm. From September 1998 through June 2004, Mr. White served as Chairman and Chief Executive Officer of Leap Wireless International, Inc. Prior to that, Mr. White was a co-founder of QUALCOMM, Incorporated where he held various positions including director, President, and Chief Operating Officer. Mr. White attended West Virginia Wesleyan College and Marshall University where he received a B.A. degree in Economics.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2006 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Dr. Robert W. Johnson	55	Director
John P. Stenbit	65	Director
      DR. ROBERT W. JOHNSON has been a director of ViaSat since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently serves as a director of Hi/fn Inc., a publicly-held company that manufactures semiconductors and software for networking and data storage industries. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.
      JOHN P. STENBIT joined ViaSat as a director in August 2004. From 2001 to his retirement in March 2004, Mr. Stenbit served as Assistant Secretary of Defense for Command, Control, Communications, and Intelligence (C3I) and later as Assistant Secretary of Defense of Networks and Information Integration/ Department of Defense Chief Information Officer, the C3I successor organization. From 1977 to 2001, Mr. Stenbit worked for TRW, Inc., retiring as Executive Vice President. Mr. Stenbit was a Fulbright Fellow and Aerospace Corporation Fellow at the Technische Hogeschool, Einhoven, Netherlands. Mr. Stenbit has chaired advisory committees for the Director of the Central Intelligence Agency and the Administrator of the Federal Aviation Administration. Mr. Stenbit currently serves on the board of directors of SM&A Corporation, Cogent, Inc., SI International and The Mitre Corp. Mr. Stenbit also serves on the Defense Science Board, the Technical Advisory Group of the National Reconnaissance Office, the Advisory Board of the National Security Agency, the Science Advisory Group of the U.S. Strategic Command and the Naval Studies Board.
Term Expiring at the 2007 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

B. Allen Lay	70	Director
Dr. Jeffrey M. Nash	57	Director
      B. ALLEN LAY has been a director of ViaSat since 1996. From 1983 to 2001, he was a General Partner of Southern California Ventures, a venture capital company. From 2001 to the present he has acted as a consultant to the venture capital industry. Mr. Lay is currently a director of Physical Optics Corporation, a privately-held optical systems company; Oncotech, Inc., a privately-held medical diagnostic company; and NPI, LLC, a privately-held developer and supplier of proprietary and patentable ingredients for dietary supplements.
      DR. JEFFREY M. NASH joined ViaSat as a director in 1987. From 1994 until 2003, he served as President of Digital Perceptions Inc., a privately-held consulting and software development firm serving the defense, remote sensing, communications, aviation and commercial computer industries. Since September 2003, he has been President and Chairman of Inclined Plane Inc., a privately-held consulting and intellectual property development company serving the defense, communications and media industries. In addition to his role at ViaSat, Dr. Nash serves as a director of two San Diego-based companies: Pepperball Technologies, Inc., a privately-held manufacturer of non-lethal personal defense equipment for law enforcement, security and personal defense applications and REMEC, Inc., a publicly-held worldwide manufacturer of microwave components for defense, commercial communications and related applications.
Vote Required; Recommendation of the Board of Directors
      If a quorum is present and voting at the annual meeting, the three nominees receiving the highest number of votes will be elected to the board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum.
      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. DANKBERG, MR. TARGOFF AND MR. WHITE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

Board Independence
      As required under the Nasdaq Stock Market qualification standards, our board of directors has affirmatively determined that, with the exception of Mr. Dankberg, each of our board members is an independent director within the meaning of the applicable Nasdaq Stock Market qualification standards. Mr. Dankberg is not considered independent because he is an executive officer of the company.
Board Meetings
      During the fiscal year 2005, our board of directors met nine times including telephonic meetings. In that year, each director attended at least 75% of the aggregate of all meetings held by our board of directors and all meetings held by all committees of our board of directors on which the director served. As required under Nasdaq Stock Market qualification standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Committees of the Board

Audit Committee
      The audit committee of our board of directors currently consists of Dr. Johnson, Mr. Lay and Dr. Nash. The audit committee met five times including telephonic meetings during fiscal year 2005. All members of the audit committee are independent directors, as defined in the Nasdaq Stock Market qualification standards and by Section 10A of the Exchange Act. Our board of directors has determined that Mr. Lay qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The functions of the audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal controls and the quality and objectivity of our financial reporting;

•	meeting with our independent registered public accounting firm and with internal financial personnel regarding these matters;

•	overseeing the independence and performance of our independent registered public accounting firm and recommending to our board of directors the engagement of our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing our audited and unaudited published financial statements and reports and discussing the statements and reports with our management and our independent registered public accounting firm, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

•	reviewing our financial plans and reporting recommendations to our full board for approval and to authorize action.
      Both our independent registered public accounting firm and internal financial personnel meet privately with our audit committee and have unrestricted access to this committee.

Compensation and Human Resources Committee
      The compensation and human resources committee of our board of directors currently consists of Drs. Johnson and Nash and Mr. Stenbit. The compensation and human resources committee met five times including telephonic meetings during fiscal year 2005. All members of the compensation and human resources committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The compensation and human resources committee is governed by a written charter approved by our board of directors. The functions of the compensation and human resources committee include:

•	reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	exercising authority under our employee benefit plans; and

•	advising and consulting with our officers regarding managerial personnel and development.

Nominating and Corporate Governance Committee
      The nominating and corporate governance committee of our board of directors currently consists of Dr. Johnson, Mr. Stenbit and Mr. Targoff. The nominating and corporate governance committee was formed in April 2004 and met three times during fiscal year 2005. All members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The functions of the nominating and corporate governance committee include:

•	reviewing and recommending nominees for election as directors and committee members;

•	overseeing the process for self assessment of our board of directors; and

•	reviewing and making recommendations to our board of directors regarding our corporate governance guidelines and procedures and considering other issues relating to corporate governance.
Director Nomination Process

Director Qualifications
      In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in our industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

•	practical and mature business judgment.
      Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other facts as it may deem are in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required by the Nasdaq Stock Market qualification standards.

Identification and Evaluation of Nominees for Directors
      The nominating and corporate governance committee will identify nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of directors service and who are willing to continue in service will be considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee may also poll our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee will review the qualifications, experience and background of the candidates. Final candidates will be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee will evaluate each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee will make its recommendation to our board of directors. To date, the nominating and corporate governance committee has not relied on third-party search firms to identify board of directors’ candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
      The nominating and corporate governance committee will consider candidates recommended by any company stockholder who has held our common stock for at least one year and who holds a minimum of 1% of our outstanding shares. The recommending stockholder must submit to the company the following in connection with recommending a candidate:

•	a detailed resumé of the recommended candidate;

•	an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on the company’s board of directors;

•	such other information that would be required by the rules of the SEC to be included in a proxy statement;

•	the written consent of the recommended candidate;

•	a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and

•	proof of the recommending stockholder’s stock holdings in the company.
      Recommendations received by stockholders will be processed and subject to the same criteria as other candidates recommended to the nominating and corporate governance committee.
      We have not received director candidate recommendations from our stockholders.
Communications with our Board of Directors
      Stockholders seeking to communicate with our board of directors should submit their written comments to the General Counsel, ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009. The General Counsel will forward such communications to each member of our board of directors; provided that, if in the opinion of the General Counsel it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Code of Ethics
      We have established a Guide to Business Conduct (Code of Conduct) that applies to our officers, directors and employees. The Code of Conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K promulgated by the SEC.
Corporate Governance
      ViaSat maintains a corporate governance page on its website which includes key information about our corporate governance initiatives and practices, including copies of our Corporate Governance Guidelines, the Code of Conduct, Audit Committee Charter, Compensation and Human Resources Committee Charter, Nominating and Corporate Governance Committee Charter as well as our bylaws and corporate charter. ViaSat’s corporate governance webpage can be found on our website at www.viasat.com under the heading

“Investor Relations.” Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.
Compensation of Directors
      Members of our board of directors are reimbursed for expenses actually incurred in attending meetings of our board of directors and its committees. Each independent director is paid an annual fee of $12,000. In addition, each independent director is paid $2,000 for participation in each regular meeting of our board of directors and $1,000 for participation in each committee meeting as a regular committee member, or $1,500 for participation in each committee meeting as a committee chairperson. The fee paid to each director for participation via telephone for each regular meeting or each committee meeting is one-half of the regular fee. Each independent director at the time of initial election to our board of directors is granted an option to purchase 15,000 shares of our common stock and on the date of each subsequent annual meeting of stockholders is granted an option to purchase 10,000 shares of our common stock.
Director Attendance at Annual Meetings
      Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage the attendance of our directors and director nominees at our annual meeting and historically more than a majority have done so. For example, all but one of our directors attended our 2004 annual meeting.
Report of the Audit Committee of the Board
      The purpose of the audit committee is to assist our board of directors in its general oversight of ViaSat’s financial reporting, internal control and audit functions. The audit committee is comprised solely of independent directors, as defined in the Nasdaq Stock Market qualification standards and by Section 10A of the Exchange Act. The audit committee operates under a written audit committee charter adopted by our board of directors. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its written charter, are intended to be in accordance with the requirements for corporate audit committees under applicable Nasdaq Stock Market and SEC rules. Our board of directors reviews and assesses the adequacy of the audit committee’s written charter on an annual basis in light of applicable Nasdaq Stock Market and SEC rules. The audit committee has authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.
      Among other matters, the audit committee monitors the activities and performance of ViaSat’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The audit committee and the board of directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace ViaSat’s independent registered public accounting firm. The audit committee reviewed with ViaSat’s independent registered public accounting firm its audit plans, audit scope, and identification of audit risks. The audit committee engaged the independent registered public accounting firm and approved auditor services and fees, including audit, audit related, and non audit fees.
      Management is responsible for the preparation, presentation and integrity of ViaSat’s financial statements, accounting and financial reporting principles, establishing and maintaining a system of disclosure controls and procedures, establishing and maintaining a system of internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating the effectiveness of internal control over financial reporting, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting, and the procedures designed to facilitate compliance with accounting standards and applicable laws and regulations. ViaSat’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting. The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or ViaSat’s independent registered public accounting firm, nor can the audit committee certify that ViaSat’s independent registered public accounting firm is “independent” under applicable rules.
      The audit committee has reviewed and discussed the audited consolidated financial statements for fiscal 2005 with management and ViaSat’s independent registered public accounting firm. Specifically, the audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. In addition, ViaSat’s independent registered public accounting firm represented that its presentations included the matters required to be discussed with the audit committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
      ViaSat’s independent registered public accounting firm also provided the audit committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with ViaSat’s independent registered public accounting firm that firm’s independence.
      During the course of fiscal 2005, management completed the documentation, testing and evaluation of ViaSat’s system of internal control over financial reporting as a result of the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates from management and ViaSat’s independent registered public accounting firm at its meetings. Once the documentation, testing and evaluation were completed, the audit committee reviewed and discussed with management its report on the effectiveness of ViaSat’s internal control over financial reporting containing management’s conclusion that ViaSat’s internal control over financial reporting was effective as of April 1, 2005 based on the applicable criteria. The audit committee also reviewed and discussed with ViaSat’s independent registered public accounting firm, (1) such firm’s attestation report related to its audit of management’s assessment of the effectiveness of internal control over financial reporting containing its opinion that our management’s assessment of the effectiveness of internal control over financial reporting was fairly stated, in all material respects, based on the applicable criteria and (2) its review and report on the effectiveness of ViaSat’s internal control over financial reporting and its opinion that the Company maintained, in all material respects, effective internal control over financial reporting as of April 1, 2005, based on the applicable criteria. The audit committee continues to oversee ViaSat’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2006.
      In reliance on these reviews and discussions, the audit committee recommended to the board of directors that ViaSat’s audited financial statements be included in ViaSat’s Annual Report on Form 10-K for the fiscal year ended April 1, 2005, and be filed with the SEC.
      This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ViaSat specifically incorporates this information by reference, and shall not otherwise be deemed to be “soliciting material” or deemed “filed” under such Acts.

Respectfully submitted,

Robert W. Johnson
B. Allen Lay
Jeffrey M. Nash

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table provides information regarding the ownership of ViaSat’s common stock as of July 18, 2005 by: (1) each director, (2) each of the Named Executive Officers, (3) all executive officers and directors of ViaSat as a group, and (4) all other stockholders known by ViaSat to be beneficial owners of more than five percent (5%) of its common stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.

	Amount and Nature of		Percent Beneficial
Name or Group(1)	Beneficial Ownership(2)		Ownership(%)

Directors and Officers:
Mark D. Dankberg	1,808,784	(3)	6.7
Steven R. Hart	884,726		3.3
Robert W. Johnson	602,497		2.2
B. Allen Lay	418,729		1.6
Jeffrey M. Nash	337,913		1.3
Gregory D. Monahan	315,179		1.2
Richard A. Baldridge	172,000		*
Robert L. Barrie	141,000		*
Michael B. Targoff	87,751		*
Ronald G. Wangerin	16,696		*
John P. Stenbit	8,334		*
Harvey P. White	0		*
All directors and executive officers as a group (15 persons)	5,388,528		19.3
Other 5% Stockholders:
Franklin Resources, Inc.(5) One Franklin Parkway, San Mateo, CA 94403	1,985,162		7.4

*	Less than 1%

(1)	The information regarding beneficial ownership of ViaSat common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of ViaSat common stock includes any shares as to which a person has sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. ViaSat has no information as to whether any shares shown in this table are subject to community property laws.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 18, 2005: Mr. Dankberg — 198,000 option shares; Mr. Hart — 55,600 option shares; Dr. Johnson — 73,001 option shares; Mr. Lay — 50,001 option shares; Dr. Nash — 42,000 option shares; Mr. Monahan — 54,000 option shares; Mr. Baldridge — 172,000 option shares; Mr. Barrie — 141,000 option shares; Mr. Targoff — 20,001 option shares; Mr. Wangerin — 16,000 option shares; and Mr. Stenbit — 8,334 option shares.

(3)	Includes 3,039 shares of common stock held by Mr. Dankberg’s children. Mr. Dankberg disclaims beneficial ownership of all these securities.

(4)	Includes (a) 30,400 shares of common stock held by Lay Charitable Remainder Unitrust, (b) 112,842 shares of common stock held by Lay Living Trust and (c) 225,486 shares of common stock held by Lay Ventures.

(5)	The ownership information shown is based solely on information contained in Schedule 13G dated February 14, 2005 filed with SEC by Franklin Resources, Inc. (Franklin) with respect to ownership of shares of common stock, which indicated that Franklin has sole dispositive power with respect to all 1,985,162 shares. Franklin, a registered investment adviser, is deemed to be the beneficial owner of such shares as a result of acting as investment adviser to various registered investment companies.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
      The information provided below is submitted with respect to each of ViaSat’s executive officers.

Name	Age	Present Position With ViaSat

Mark D. Dankberg	50	Chairman of the Board and Chief Executive Officer
Richard A. Baldridge	47	President and Chief Operating Officer
Steven R. Hart	52	Vice President — Engineering and Chief Technical Officer
Mark J. Miller	45	Vice President and Chief Technical Officer
Gregory D. Monahan	59	Vice President — Administration, General Counsel and Secretary
Ronald G. Wangerin	38	Vice President and Chief Financial Officer
Robert L. Barrie	61	Vice President — Operations
Cathy B. Akin	54	Vice President — Human Resources
      MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of TrellisWare Technologies, Inc., a privately-held subsidiary of ViaSat that develops advanced signal processing technologies for communication applications. In addition, Mr. Dankberg is a director, Chairman of the Corporate Strategy Committee and a member of the Audit and Nominating and Corporate Governance Committee of REMEC, Inc., a publicly-held worldwide manufacturer of microwave components for defense, commercial communications and related applications. Prior to founding ViaSat, he was Assistant Vice President of M/ A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.
      RICHARD A. BALDRIDGE joined ViaSat in April 1999 as Vice President and Chief Financial Officer. From September 2000 to August 2002, Mr. Baldridge served as Executive Vice President, Chief Operating Officer and Chief Financial Officer. He currently serves as President and Chief Operating Officer of ViaSat. Prior to joining ViaSat, Mr. Baldridge served as Vice President and General Manager of Raytheon Corporation’s Training Systems Division from January 1998 to April 1999. From June 1994 to December 1997, Mr. Baldridge served as Chief Operating Officer, Chief Financial Officer and Vice President — Finance and Administration for Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge’s other experience includes various senior financial management roles with General Dynamics Corporation. Mr. Baldridge also serves as a director of Jobs for America’s Graduates and the National Alliance of Business (NAB). Mr. Baldridge holds a B.S. degree in Business Administration, with an emphasis in Information Systems, from New Mexico State University.
      STEVEN R. HART was a founder of ViaSat and has served as Vice President — Engineering and Chief Technical Officer since March 1997, as Vice President and Chief Technical Officer since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Hart was a Staff Engineer and Manager at M/A-COM Linkabit from 1982 to 1986. Mr. Hart holds a B.S. degree in Mathematics from the University of Nevada, Las Vegas and a M.A. degree in Mathematics from the University of California, San Diego.
      MARK J. MILLER was a founder of ViaSat and has served as Vice President and Chief Technical Officer of ViaSat since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Miller was a Staff Engineer at M/ A-COM Linkabit from 1983 to 1986. Mr. Miller holds a B.S.E.E. degree from the University of California, San Diego and a M.S.E.E. degree from the University of California, Los Angeles.
      GREGORY D. MONAHAN has served as Vice President — Administration, General Counsel and Secretary of ViaSat since April 1999 and as Vice President, Chief Financial Officer and General Counsel from December 1988 to April 1999. Prior to joining ViaSat, Mr. Monahan was Assistant Vice President of

M/A-COM Linkabit from 1978 to 1988. Mr. Monahan holds a J.D. degree from the University of San Diego and B.S.M.E. and M.B.A. degrees from the University of California, Berkeley.
      RONALD G. WANGERIN joined ViaSat in August 2002 as Vice President and Chief Financial Officer. Prior to joining ViaSat, Mr. Wangerin served as Vice President, Chief Financial Officer, Treasurer, and Secretary at NexusData Inc., a privately-held wireless data collection company, from 2000 to 2002. From 1997 to 2000, Mr. Wangerin held several positions at Hughes Training, Inc., a subsidiary of Raytheon Company, including Vice President and Chief Financial Officer. Mr. Wangerin worked for Deloitte & Touche LLP from 1989 to 1997. Mr. Wangerin holds a B.S. degree in Accounting and a Masters of Accounting degree from the University of Southern California.
      ROBERT L. BARRIE joined ViaSat in January 1997 as Vice President — Operations. Prior to joining ViaSat, Mr. Barrie was Vice President of Operations at Pacific Communications Sciences Inc. from 1987 to 1996. Mr. Barrie served in several positions at OAK Communications, Inc. from 1980 to 1986, including Vice President — Program Management. Mr. Barrie was a Vice President at LaPointe Industries from 1969 to 1980. Mr. Barrie holds a B.S. degree in Business from Charter Oak State College and an M.B.A. from National University.
      CATHY B. AKIN joined ViaSat in September 2000 as Vice President — Human Resources. Prior to joining ViaSat, Ms. Akin was Vice President of Human Resources at DataWorks/ Epicor Software from 1998 to 2000. From 1996 to 1998, Ms. Akin served as the Director of Human Resources for Uniden. Ms. Akin was also the Director of Human Resources for Spectragraphics from 1993 to 1996. Ms. Akin holds a B.S. degree in Business Management from San Diego State University.
Executive Compensation
      The following table provides summary information concerning compensation paid by us to, or on behalf of, our chief executive officer and each of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”).
Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Fiscal Year			Number of
		Compensation			Securities
	Fiscal				Underlying	All Other
Name and Principal Positions	Year	Salary		Bonus	Options	Compensation(1)

Mark D. Dankberg	2005	$450,000		$400,000	80,000	$6,767
Chairman and Chief Executive	2004	462,116	(2)	—	60,000	—
Officer	2003	355,769		160,000	—	5,600
Richard A. Baldridge	2005	350,090		253,400	55,000	6,435
President and Chief Operating	2004	326,846		—	45,000	—
Officer	2003	267,712	(2)	77,900	—	41,704	(3)
Ronald G. Wangerin	2005	230,000		125,000	30,000	9,162	(3)
Vice President and Chief Financial	2004	203,077		—	20,000	5,000	(3)
Officer	2003	123,865	(4)	30,000	30,000	59,941	(3)
Gregory D. Monahan	2005	220,000		110,000	20,000	6,389
Vice President — Administration,	2004	216,981		—	15,000	—
General Counsel and Secretary	2003	191,250		45,000	—	5,500
Robert L. Barrie	2005	225,077		102,000	20,000	6,434
Vice President — Operations	2004	226,769		—	15,000	—
	2003	191,538		47,500	—	5,388

(1)	All other compensation consists only of matching 401(k) contributions by ViaSat, unless indicated otherwise.

(2)	Includes vacation pay of $16,346 in fiscal year 2004 for Mark Dankberg and $10,577 in fiscal year 2003 for Richard Baldridge.

(3)	Includes reimbursement of relocation expenses. Mr. Baldridge was reimbursed $36,298 for such expenses in fiscal year 2003. Mr. Wangerin was reimbursed $59,941 for such expenses in fiscal year 2003 and received additional compensation of $5,000 in fiscal years 2004 and 2005.

(4)	Mr. Wangerin joined ViaSat August 7, 2002.
Stock Options During Last Fiscal Year
      The following table provides information concerning individual grants of stock options made during our fiscal year 2005 to each of our Named Executive Officers.

					Value at Assumed
	Individual Grants				Annual Rates of
					Potential Realizable
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted(1)	Fiscal Year 2005	Per Share	Date	5%	10%

Mark D. Dankberg	80,000	6.2%	$21.02	12/16/14	$1,315,566	$3,090,886
Richard A. Baldridge	55,000	4.2	21.02	12/16/14	904,452	2,124,984
Ronald G. Wangerin	30,000	2.3	21.02	12/16/14	493,337	1,159,082
Gregory D. Monahan	20,000	1.5	21.02	12/16/14	328,892	772,722
Robert L. Barrie	20,000	1.5	21.02	12/16/14	328,892	772,722

(1)	All options granted become exercisable for each grantee as follows: 20% of the granted number of shares vest on each anniversary of the date of grant over the course of five years.
      The following table provides information concerning exercises of stock options by each of our Named Executive Officers, and the number of options and value of unexercised options held by each such person at April 1, 2005.

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark D. Dankberg	—	$—	198,000	172,000	$1,380,060	$213,440
Richard A. Baldridge	—	—	172,000	118,000	1,460,270	131,280
Ronald G. Wangerin	4,000	81,200	12,000	64,000	84,200	207,540
Gregory D. Monahan	—	—	54,000	44,500	302,970	59,720
Robert L. Barrie	—	—	141,000	44,000	1,349,580	57,600

(1)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price at April 1, 2005.

Equity Compensation Plan Information
      The following table provides certain information as of April 1, 2005 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options	Outstanding Options	Reflected in
Plan Category	and Rights	and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,827,590	$16.05	955,215
Equity compensation plans not approved by security holders(2)	187,771	$14.01	—

Total	6,015,361	$15.98	955,215

(1)	Consists of two plans: (a) our Second Amended and Restated 1996 Equity Participation Plan (the 1996 Equity Participation Plan) and (b) our Employee Stock Purchase Plan, as amended (the Purchase Plan). See below for a more detailed discussion of the 1996 Equity Participation Plan and the Purchase Plan. These numbers do not include the proposed increase of 500,000 shares to the Purchase Plan described in Proposal 2 below.

(2)	Consists of the US Monolithics, LLC 2000 Unit Incentive Plan (the USM Plan). See below for a more detailed discussion of the USM Plan.
      The 1996 Equity Participation Plan. In November 1996 we adopted the 1996 Equity Participation Plan, which provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. The 1996 Equity Participation Plan currently provides for aggregate award grants of up to 7,600,000 shares. As of April 1, 2005, options to purchase an aggregate of 5,827,590 shares of common stock at prices ranging from $4.25 to $35.63 were outstanding under the 1996 Equity Participation Plan.
      The Purchase Plan. In November 1996 we established the Purchase Plan to assist our employees in acquiring a stock ownership interest in ViaSat and to encourage them to remain in our employment. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan permits our eligible employees to purchase our common stock at a discount through payroll deductions during specified six-month offering periods. The compensation and human resources committee administers the Purchase Plan. Currently, a maximum of 1,000,000 shares of common stock are authorized for issuance under the Purchase Plan. If Proposal 2 below is approved, the shares of common stock authorized for issuance under the Purchase Plan will be increased by 500,000 shares to a total of 1,500,000. For a discussion of the material terms of the Purchase Plan, see “Proposal 2: Amendment to the Employee Stock Purchase Plan.” As of April 1, 2005, an aggregate of 881,969 shares of common stock at prices ranging from $3.83 to $21.20 had been issued under the Purchase Plan.
      The USM Plan. In connection with our acquisition of US Monolithics, LLC in 2002, options to purchase approximately 44,418 of our shares at a weighted average exercise price of $8.94 were assumed from the USM Plan. Our stockholders have not approved the USM Plan. The purpose of the USM Plan is to assist the employees of US Monolithics (which is now operated as a wholly-owned subsidiary of ViaSat) in acquiring a stock ownership interest in ViaSat and to encourage them to remain employees of US Monolithics. The USM Plan authorizes the grant of non-qualified stock options and restricted stock covering an aggregate of 203,000 shares of our common stock. As of April 1, 2005, options to purchase an aggregate of 187,771 shares of common stock at prices ranging from $6.56 to $23.37 were outstanding under the USM Plan.

Compensation Committee Interlocks and Insider Participation
      During fiscal year 2005, the compensation and human resources committee was comprised of Drs. Johnson and Nash and Mr. Stenbit. No interlocking relationship exists between any member of the compensation and human resources committee and any member of any other company’s board of directors or compensation committee.
Compensation and Human Resources Committee Report on Executive Compensation
      The compensation and human resources committee of our board of directors assists our board in fulfilling its responsibilities with respect to the compensation of ViaSat’s executive officers. Three outside independent directors serve on the compensation and human resources committee. Its charter is to oversee, review and recommend to our board of directors for approval the compensation policies and practices for our chief executive officer and other key executives, as well as ViaSat’s general employee benefits programs and policies. The compensation and human resources committee reports regularly to our full board of directors on its activities. In general, the compensation policies recommended by the compensation and human resources committee and adopted by the board of directors are designed to provide competitive levels of compensation to:

•	attract and retain executives capable of achieving our business objectives, and

•	motivate our executives to enhance long-term stockholder value.

Executive Officer Compensation
      Our executive compensation program is comprised of base salary, annual cash incentive bonus and long-term incentive compensation in the form of stock option grants at current market prices. We may provide performance based restricted stock grants in fiscal year 2006 as part of our executive compensation program.
      Our compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with surveyed companies. When making compensation decisions for executive officers, the compensation and human resources committee evaluates each compensation element in the context of the executive’s overall total compensation. For executive officers recently recruited by us, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to ViaSat. The compensation program is benchmarked by using surveys of companies in the telecommunications industry of similar size and stage as ViaSat. These companies, which are representative of the firms we compete with for executive talent and have jobs similar to those at our company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the compensation and human resources committee. The compensation and human resource committee has also worked with an independent consulting firm to furnish the committee with executive compensation data drawn from a group of specifically identified peer group companies as well as survey data. The compensation and human resources committee compares the compensation programs as a whole, and also compares the pay of individual executives if it believes the jobs are sufficiently similar to make the comparisons meaningful.

Components of Executive Compensation

•	Base salary is based on an executive’s job responsibilities, level of experience, individual performance and contribution to ViaSat, as well as information obtained from surveys of companies in the telecommunications industry of similar size and stage as ViaSat. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of his or her individual performance against job responsibilities, overall company performance, the company’s budget for merit increases and competitive salary information. The compensation and human resources committee believes that the executives’ base salaries are at approximately the fiftieth percentile (50%) of executive officers at comparable surveyed companies.

•	Annual variable cash incentive bonuses for our executives are reviewed at the end of the fiscal year and are based on ViaSat’s performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The compensation and human resources committee believes that a significant portion of the annual compensation of each executive should be in the form of a variable cash incentive bonus. The bonuses are at risk and are derived using a formula based upon ViaSat’s achievement of financial performance goals previously established by the compensation and human resources committee and the executive’s individual contribution. These financial performance goals included earnings per share, revenues, new contract orders, and net operating asset turns. The use of financial goals is intended to establish a link between the executive’s pay and our business performance.

•	Long-term incentives may include awards of stock options, restricted stock, and performance awards. The objective for the awards is to closely align executive interests with the longer-term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual’s potential to make significant contributions to our company, and award levels at other companies in the survey group. Long-term incentives granted in prior years are also taken into consideration. Our long-term incentives are primarily in the form of stock option awards. The timing of stock option grants and the number of stock options granted are based on a variety of factors, including the company’s achievement of milestones and overall business results and the executive’s performance. Each stock option grant allows the executive to acquire shares of our common stock at a fixed price per share (the market price on the date of grant) over a specified period of time. Stock options granted to our executives generally vest over a five-year period and each option is exercisable over a ten-year period following its grant unless the executive’s employment terminates prior to such date. Accordingly, the stock option grants will provide a return only if the executive remains with ViaSat and only if our market price appreciates over the option term.

Compensation for the Chairman and Chief Executive Officer
      Based on the framework described above, the compensation and human resources committee reviews and recommends to our board of directors for approval the compensation of Mr. Dankberg, our chairman and chief executive officer, by judging his individual contributions to ViaSat’s business for the year under review, his level of responsibility and career experience as well as ViaSat’s performance. The compensation and human resources committee does not believe that narrow quantitative measures or formulas are sufficient for determining Mr. Dankberg’s compensation. The compensation and human resources committee does not give specific weights to the factors considered, but the primary factors are Mr. Dankberg’s individual contribution to our business as well as peer survey data. The compensation and human resources committee recognizes Mr. Dankberg’s contributions to ViaSat’s business performance during the fiscal year ended April 1, 2005.
      In May, 2005, Mr. Dankberg’s base salary was increased from $450,000 to $495,000. In determining this adjustment, the compensation and human resources committee considered Mr. Dankberg’s individual performance and strong leadership, as well as ViaSat’s strong overall performance in fiscal year 2005, including our growth in backlog, revenues and earnings per share. The compensation and human resources committee also reviewed competitive salary information and determined that Mr. Dankberg’s then current salary was below the median salary range for other chief executive officers at comparable companies.
      For the fiscal year ended April 1, 2005, Mr. Dankberg’s target bonus was equal to approximately 83% of his base salary. In determining Mr. Dankberg’s bonus for such fiscal year, the compensation and human resources committee considered ViaSat’s overall achievement of the financial performance goals for such fiscal year, including earnings per share, revenues, new contract orders and net operating asset turns. The compensation and human resources committee also considered Mr. Dankberg’s contributions to our business. For the fiscal year ended April 1, 2005, Mr. Dankberg received a bonus of $375,000, which represented approximately 100% of his target bonus.

      In connection with the review of Mr. Dankberg’s individual performance during the fiscal year ended April 1, 2005, as well as ViaSat’s performance during such fiscal year, and considering the level of his current ownership of shares of our common stock, in December 2004, Mr. Dankberg was granted an option to purchase 80,000 shares of our common stock at an exercise price of $21.02.
      Considering all the factors, the compensation and human resources committee believes that Mr. Dankberg’s total compensation is at a level competitive with chief executive officers of other telecommunications companies of similar size and stage as ViaSat.

Deductibility of Compensation in Excess of $1 Million Per Year
      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if specific requirements are met. For 2005 and 2006, we do not anticipate that there will be nondeductible compensation for the positions in question. The compensation and human resources committee plans to continue to review the matter for 2006 and future years in order to determine the extent of possible modification to our compensation arrangements.
      This report of the compensation and human resources committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ViaSat specifically incorporates this information by reference, and shall not otherwise be deemed to be “soliciting material” or deemed “filed” under such Acts.

Compensation and Human Resources Committee

Robert W. Johnson
Jeffrey M. Nash
John P. Stenbit

PERFORMANCE GRAPH
      The following graph shows the value of an investment of $100 in cash on March 31, 2000 in (1) ViaSat’s common stock, (2) the NASDAQ Telecommunications Index, (3) the NASDAQ Composite Index and (4) the S&P 600 Smallcap Index. The graph assumes that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future performance. The information contained under this heading “Performance Graph” is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
      This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ViaSat specifically incorporates this information by reference, and shall not otherwise be deemed to be “soliciting material” or deemed “filed” under such Acts.
PROPOSAL 2:
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
      At the annual meeting, you will be asked to consider and vote upon a proposal to approve an amendment to the Purchase Plan. The Purchase Plan was initially adopted by our board of directors and approved by our stockholders in October 1996.
Summary of the Purchase Plan
      The key provisions of the Purchase Plan are summarized below. This summary, however, is not intended to be a complete description of all of the terms of the Purchase Plan and is qualified in its entirety by the specific text of the Purchase Plan. A copy of the complete text of the Purchase Plan will be furnished to any stockholder upon written request. Such request should be directed to Investor Relations, ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.
      General Nature and Purpose. The Purchase Plan was adopted to (1) provide a means by which our employees could be given an opportunity to purchase ViaSat stock and (2) assist our employees to provide for their future security and to encourage them to remain employees of ViaSat. Employees make such purchases by participation in the regular offering periods from which they may withdraw prior to the end of the offering period.

      Administration. The Purchase Plan is administered by the compensation and human resources committee of the board of directors.
      Eligibility. Only employees may participate in the Purchase Plan. For this purpose, an “employee” is any person who is regularly employed at least 20 hours per week and five months per calendar year by ViaSat or any of its majority-owned subsidiaries. No employee will be permitted to subscribe for shares under the Purchase Plan if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of ViaSat or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year. As of July 1, 2005 (the last enrollment date), there were 870 employees eligible to participate in the Purchase Plan, of whom 495 were participants.
      Offering Period. There is generally one offering under the Purchase Plan during each six-month period commencing January 1 and July 1 of each year of the Purchase Plan. The current offering will end on December 31, 2005. The first day of an offering period is referred to as the “Date of Grant.” The last day of an offering period is referred to as the “Date of Exercise.”
      Purchase Price. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of common stock on the Date of Exercise or (2) 85% of the fair market value of a share of common stock on the Date of Grant. The fair market value of the common stock on a given date is the closing price as reported on the Nasdaq National Market.
      Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of these payroll deductions during the offering period will not exceed 5% of each employee’s base salary during the offering period. All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan and are included with the general funds of ViaSat. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes.
      Withdrawal. A participant may terminate his or her interest in a given offering by signing and delivering to ViaSat a notice of withdrawal from the Purchase Plan at least ten days prior to the Date of Exercise of the applicable offering period.
      Termination of Employment. Termination of a participant’s employment for any reason, including retirement, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant’s account will be returned without interest to such participant. If the employment of a participant is terminated by the participant’s death, the executor of such participant’s will or the administrator of such participant’s estate may request payment of the balance in the participant’s account, in which event the payroll deductions credited to the participant’s account will be returned without interest to such participant’s heirs. If ViaSat does not receive such notice prior to the Date of Exercise, the participant’s option to purchase shares under the Purchase Plan will be deemed to have been exercised on the Date of Exercise.
      Capital Changes. In the event of any changes in our capitalization, such as stock splits, stock dividends, recapitalizations or combinations, resulting in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by ViaSat in the shares subject to purchase and in the price per share under the Purchase Plan.
      Effect of Liquidation, Dissolution, Sale of Assets or Merger. In the event of liquidation, dissolution, merger, consolidation or sale of all or substantially all of the assets of ViaSat, the Date of Exercise will be the business day immediately preceding the effective date of such event, unless the compensation and human resources committee provides for the assumption or substitution of such options to purchase shares of common stock under the Purchase Plan.

      Amendment and Termination of the Purchase Plan. The Purchase Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by our board of directors. However, without approval of our stockholders, the Purchase Plan may not be amended to (1) change the number of shares of common stock reserved for issuance under the Purchase Plan, (2) decrease the purchase price of common stock issued under the Purchase Plan below a price computed in accordance with the applicable provisions of the Purchase Plan, (3) alter requirements for eligibility to participate in the Purchase Plan, or (4) amend the Purchase Plan in any manner which would cause such plan to no longer be an “employee stock purchase plan” within the meaning of the Internal Revenue Code.
      Tax Information. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Date of Grant, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Date of Grant. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any further gain or any loss on such sale or disposition will be treated as capital gain or loss. ViaSat generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above and subject to the limitation on deductibility set forth in Section 162(m) of the Internal Revenue Code.
      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION LAWS UPON THE PARTICIPANT AND VIASAT WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
      Participation in the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Similarly, future purchase prices are not determinable because they are based upon the fair market value of our common stock at the time of purchase. The following table sets forth information with respect to the shares purchased during fiscal year 2005 by (1) the Named Executive Officers named in the Summary Compensation Table above,

(2) all current executive officers as a group, (3) all current directors who are not current executive officers as a group and (4) all other employees as a group who participated in the Purchase Plan.

Name (or Group) and Position	Number of Shares Purchased	Aggregate Purchase Price

Mark D. Dankberg	—	$—
Chairman, President and Chief Executive Officer
Richard A. Baldridge	—	—
President and Chief Operating Officer
Ronald G. Wangerin	696	11,310
Vice President and Chief Financial Officer
Gregory D. Monahan	7,027	63,744
Vice President Administration, General Counsel and Secretary
Robert L. Barrie	7,893	72,172
Vice President — Operations
All current participating executive officers as a group (4 persons)	16,943	159,735
All current directors who are not current executive officers as a group (0 persons)	—	—
All other participating employees as a group (888 persons)	919,441	8,788,837
Proposed Amendment to the Purchase Plan

Increase in Authorized Shares
      A total of 1,000,000 shares of common stock are currently authorized for issuance under the Purchase Plan. Our board of directors has approved and recommends an amendment to the Purchase Plan to increase the number of shares available for issuance by 500,000 shares to a total of 1,500,000.
      As of July 1, 2005, an aggregate of 936,384 shares of common stock had been issued under the Purchase Plan. Although 63,616 shares of common stock remain available for issuance under the Purchase Plan as of July 1, 2005, we anticipate that such shares will only permit us to continue the Purchase Plan through the middle of fiscal 2006. Our board of directors believes that increasing the number of shares available for sale under the Purchase Plan is necessary in order for the compensation and human resources committee to have sufficient flexibility to carry out its responsibilities to (1) administer compensation programs that attract, motivate and retain our employees and (2) administer such programs in a manner that benefits the long-term interests of ViaSat and its stockholders.
Votes Required; Recommendation of the Board of Directors
      The approval of the amendment to the Purchase Plan will require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Abstentions are treated as shares present in person or represented by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved the amendment to the Purchase Plan. Broker non-votes will not be counted for purposes of determining whether our stockholders have approved the amendment to the Purchase Plan.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
      Our financial statements for the fiscal year ended April 1, 2005 have been audited by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has been engaged as ViaSat’s independent registered public accounting firm since 1992. The audit committee has appointed PricewaterhouseCoopers LLP as ViaSat’s independent registered public accounting firm for the fiscal year 2006. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.
Independent Registered Public Accounting Firm Fees
      The following is a summary of fees incurred by ViaSat from PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended April 1, 2005 and April 2, 2004.

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees

Audit Fees	$1,204,457	$423,000
Audit-related Fees	40,156	17,500
Tax Fees	29,434	36,727
All Other Fees	7,018	1,500

Total Fees	$1,281,065	$478,727

      Audit Fees. Consist of fees for professional services rendered for the audit of ViaSat’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In 2005, audit fees also include $658,000 of fees for professional services rendered for the audits of (1) management’s assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting.
      Audit-Related Fees. Consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of ViaSat’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.
      Tax Fees. Consist of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, and international tax planning.
      All Other Fees. Represent fees for subscription to PricewaterhouseCoopers LLP’s on-line research tool and human resources surveys.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Registered Public Accounting Firm
      The audit committee has established a policy that all audit and permissible non-audit services provided by ViaSat’s independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of ViaSat’s auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. ViaSat’s independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by ViaSat’s independent registered public accounting firm. Four percent of these services were approved by the audit committee of ViaSat under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X in fiscal year 2004. Prior to May 6, 2003, ViaSat was not subject to Rule 2-01(c)(7) of Regulation S-X.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      There were no material transactions, or series of similar transactions, since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which we are a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of ViaSat’s common stock (Reporting Persons) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of ViaSat’s common stock. Based solely on ViaSat’s review of copies of such forms that ViaSat has received, or written representations from Reporting Persons, ViaSat believes that during the fiscal year ended April 1, 2005, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Any proposal of a stockholder of ViaSat intended to be presented at the next annual meeting of stockholders must be received by our corporate secretary not later than April 12, 2006, which is 120 days prior to August 10, 2006, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Under our First Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the 2006 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than May 12, 2006 and no later than June 10, 2006 unless the date of the 2006 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2005 annual meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2006 Annual Meeting may exercise discretionary voting power regarding any such proposal.
OTHER MATTERS
      We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Mark D. Dankberg
Chairman of the Board and
Chief Executive Officer
Carlsbad, California
July 27, 2005

ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 9, 2005

     The undersigned stockholder(s) of VIASAT, INC. hereby constitutes and appoints Mark D. Dankberg and Gregory D. Monahan, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of ViaSat to be held on September 9, 2005, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of ViaSat that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

     THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN SET FORTH IN PROPOSAL 2, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

(continued on reverse side)

-FOLD AND DETACH HERE -

VIASAT, INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

PROPOSAL 1: Election of directors:

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
listed below (except	to vote for all
as marked to the	nominees listed below
contrary below)

Mark D. Dankberg
Michael B. Targoff
Harvey P. White

(INSTRUCTION: To vote for all nominees listed above, mark the “FOR” box; to withhold authority for all nominees listed above, mark the “WITHHOLD AUTHORITY” box; and to withhold authority to vote for any individual nominee listed above, mark the “FOR” box and write the nominee’s name in the space provided below.)

     PROPOSAL 2: Approval of Amendment to Employee Stock Purchase Plan as described in the accompanying proxy statement:

☐ FOR	☐ WITHHOLD	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

Dated: , 2005

(Signature(s) of Stockholders)

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIASAT, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. THANK YOU.